UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

XBiotech Inc.

(Name of Registrant as Specified In Its Charter)

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☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

XBiotech

P.O. BOX 8016, CARY, NC 27512-9903

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XBiotech Inc.

Annual Meeting of Stockholders

Thursday, June 20, 2024 10:00 AM, Central Time

Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/XBIT for more details

You must register to attend the meeting online and/or participate at www.proxydocs.com/XBIT

For a convenient way to view proxy materials, VOTE, and obtain directions to attend the meeting go to www.proxydocs.com/XBIT

To vote your proxy while visiting this site, you will need the 12 digit control number in the box below.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet.

If you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year's meeting, you must make this request on or before June 10, 2024.

Meeting Materials: Notice of Meeting and Proxy Statement & Annual Report or Form 10-K

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting To Be Held On June 20, 2024 For Stockholders of record as of April 22, 2024

To order paper materials, use one of the following methods.

Internet:
www.investorelections.com/XBIT

Call:
1-866-648-8133

Email:
paper@investorelections.com

* If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located below) in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting material.

Your control number

Have the 12 digit control number located in the box above available when you access the website and follow the instructions.

SEE REVERSE FOR FULL AGENDA

Copyright © 2024 BetaNXT, Inc. or its affiliates. All Rights Reserved

35

THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1,2 AND3 XBiotech Inc. Annual Meeting of Stockholders 1. To elect the five (5) nominees for director named herein to serve until the next annual meeting and their successors are duly elected and qualified. 1.01 John Simard 1.02 W. Thorpe McKenzie 1.03 Jan-Paul Waldin, Esq. 1.04 Donald H. MacAdam 1.05 Peter Libby, M.D. 2. To ratify the selection by the Audit Committee of the Board of Directors of Whitley Penn LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2024. 3. To approve, on an advisory basis, the compensation of the Company’s named executive officers. To conduct any other business properly brought before the meeting.